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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the registration statement on Form S-8 (File Nos. 333-137090, 333-107294, 333-47836) pertaining to the Bruker Corporation Amended and restated 2000 Stock Option Plan of our reports dated March 14, 2008, with respect to the consolidated financial statements and schedule of Bruker Corporation and the effectiveness of internal control over financial reporting of Bruker Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 14, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm